SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2005

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

This Current Report on Form 8-K is being filed by Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”), which was formerly named V.I. Technologies, Inc. In March 2005, V.I. Technologies, Inc. merged with Panacos Pharmaceuticals, Inc., a private company founded in 1999 (the “former Panacos”). Following the merger, the combined company was known as V.I. Technologies, Inc. until the name was changed to Panacos Pharmaceuticals, Inc. in August 2005. This Current Report on Form 8-K is being filed by Panacos solely for the purpose of supplementing certain financial and other information relating to the former Panacos, included and incorporated by reference in the Registration Statement on Form S-3, as amended (Registration No. 333-124894), filed by Panacos on May 13, 2005 and the Registration Statement on Form S-3 (Registration No. 333-128135) filed by Panacos on September 6, 2005.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The following historical information represents Panacos as of December 31, 2004.

Panacos is a development stage company involved in the discovery and development of the next generation of small molecule, antiviral drugs for the treatment of Human Immunodeficiency Virus (HIV) infection and other major virus diseases. Panacos is focusing exclusively on diseases with large markets, where there is a clear unmet need for more effective therapies. A major commercial advantage of the HIV market is the potential for rapid clinical development and approval process for new drugs. The total time from initiation of clinical trials to market may be as little as four years, shorter than for many other disease indications.

Panacos completed its pre-clinical program for its lead candidate PA-457 at the end of 2003 and filed an Investigational New Drug Application (IND) with the United States Food and Drug Administration (FDA) in December 2003. Panacos entered Phase I clinical testing of PA-457 in March 2004. It has completed the Phase I programs and begun the Phase II program.

In addition, Panacos is in the early stages of research and development of fusion inhibitor candidates for both HIV and Respiratory Syncytial Virus (RSV). All of Panacos’ programs will require many years and significant costs to advance through development. It can take many years from the initial identification of a lead compound, then to complete pre-clinical and clinical trials before applying for possible marketing approval from the FDA or equivalent international regulatory agencies. Panacos is unable to predict which potential product candidates it will successfully move through development, the time and cost to complete development, and ultimately whether it will have a product approval by the FDA.

As Panacos obtains results from trials, it may elect to discontinue clinical trials for certain product candidates in order to focus its resources on more promising product candidates. Panacos’ business strategy includes the option of entering into collaborative arrangements with third parties to complete the development and commercialization of its products. In the event third parties take over the clinical trial process for one of Panacos’ product candidates, the estimated completion date would be primarily under the control of that third party. Panacos cannot predict with any degree of certainty the terms of the collaborative arrangements, if any, and how such arrangements would affect its capital requirements. Panacos’ inability to complete its research and development projects in a timely manner or its failure to enter into collaborative agreements, when appropriate, could significantly increase capital requirements and affect Panacos’ liquidity.

Since Panacos’ inception, it has financed its operations through private placements of preferred stock, grant and subcontract revenue, and short-term debt and capital lease financing. To date, Panacos has incurred significant expenses and has not achieved any product revenues. From inception through December 31, 2004, Panacos incurred research and development expenses of $23,301,000. The primary components of these expenses were $13,728,000 for Panacos’ lead candidate PA-457 and related programs; $5,494,000 for Panacos’ fusion inhibitor and other antiviral programs; and $4,071,000 for Panacos’ previous lead candidate PA-344. Panacos expects to incur substantial additional research and development expenses that may increase from historical levels as it moves its lead compound, PA-457, through clinical trials, and increases its pre-clinical efforts for its fusion inhibitor program. Panacos believes that it has adequate resources to fund its operations into the first quarter of 2005.

Panacos intends to pursue strategic relationships to provide resources for further development of its product candidates. Panacos cannot forecast with any degree of certainty whether it will be able to enter into a collaboration agreement on favorable terms or at all. Panacos may also seek funding through public or private financings. If

Panacos is successful in raising additional funds through the issuance of equity securities, stockholders will experience substantial dilution, or the equity securities may have rights, preferences, or privileges senior to existing stockholders. There can be no assurance that Panacos will be successful in seeking additional capital.

Critical Accounting Policies and the Use of Estimates

The preparation of Panacos’ financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in Panacos’ financial statements and accompanying notes. Actual results could differ materially from those estimates. The significant accounting policies in Panacos’ financial statements requiring significant estimates and judgments are as follows:

In years 2002 through 2004, Panacos received government grants for the development of PA-457 and its previous lead compound PA-344, HIV fusion inhibitors, and RSV fusion inhibitors. Grants are funded in specific amounts based on funding requests submitted to the grantor. Grant revenues are recognized and realized at the time the research and development activities are performed.

Research and development expenses consist primarily of compensation and other expenses related to research and development personnel, research collaborations, costs associated with pre-clinical testing and clinical trials of Panacos’ product candidates, and facilities expenses. Research and development costs are expensed as incurred.

Panacos has stock option plans under which options to purchase shares of its common stock may be granted to employees, consultants and directors at a price no less than fair market value on the date of grant. Panacos accounts for its stock-based compensation in accordance with the provisions of APB No. 25, Accounting for Stock Issued to Employees (APB No. 25). Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant between the fair market value of Panacos’ stock and the exercise price of the option and is recognized ratably over the vesting period of the option. If Panacos were to adopt SFAS No. 123, Accounting for Stock-Based compensation (SFAS No. 123), it would recognize compensation expense based upon the fair value at the grant date for awards under plans using the fair value method. Panacos accounts for equity instruments issued to non-employees in accordance with SFAS No. 123 and EITF 96-18, Accounting for Equity Instruments that are issued to other than employees for acquiring, or in conjunction with selling goods or services.

Results of Operations- Years Ended December 31, 2004 and 2003

Revenues. Revenues increased 24% to $1,337,000 in 2004 from $1,078,000 in 2003. The increase results from a new grant for 2004 related to RSV, while other grant programs remained at similar levels. Revenues for both years consisted entirely of grant revenue and subcontractor fees.

Research and Development Expenses. Total research and development expenses increased 150% to $11,156,000 in 2004, up from $4,459,000 in 2003. Increased spending on Panacos’ lead compound, PA-457, accounts for $5,602,000 of the increase as Panacos entered into clinical testing of the compound. Spending on clinical trials for PA-457 was $2,900,000 for the year. Panacos also spent $703,000 on efforts to identify analog compounds and on studies to elucidate the mechanism of action of the compound. Other program increases were for manufacturing related costs to produce the drug for the clinical studies of $911,000 and increases for consulting and insurance for the clinical trials. Spending on the fusion inhibition programs increased by $1,088,000 as the Company increased efforts to identify compounds to be tested for virus fusion inhibition.

General and Administrative Expenses. General and administrative expenses increased 126% to $2,150,000 during 2004 from $950,000 for 2003. The increase in 2004 results from an increase in personnel costs of $450,000, a non-cash compensation charge related to stock options granted in 2004 in the amount of $406,000, and an increase in legal expenses of $80,000.

Interest Expense. Interest expense of $143,000 in 2004 decreased from $186,000 in 2003 due to lower overall obligation levels during 2004 versus 2003.

Results of Operations- Years Ended December 31, 2003 and 2002

Revenues. Revenues increased 16% in 2003 to $1,078,000 from $926,000 in 2002. Revenues for both years consisted entirely of grant revenue and subcontractor fees. The increase for 2003 results primarily from grant revenue to support Panacos’ efforts to identify the mechanism of action and to complete pre-clinical testing of its lead compound PA-457 which increased by $583,000, which was partially offset by decreases in grant revenue on Panacos’ previous lead compound PA-344.

Research and Development Expenses. Research and development expenses increased 1% to $4,459,000 in 2003 from $4,416,000 in 2002. Included in this change is an increase in spending on Panacos’ lead candidate PA-457 of $2,400,000 to $3,500,000 from $1,100,000 in 2002. The major components of the spending on PA-457 were payroll and related costs of $867,000, pre-clinical toxicology testing expenses of $1,700,000, formulation and manufacturing expenses of $600,000, and facility charges of $333,000. These expenses were partially offset by a decrease in spending on PA-344 of $2,200,000 as this program was discontinued for 2003.

General and Administrative Expenses. General and administrative expenses include costs of business development, finance, professional services, and administration. General and administrative costs of $950,000 decreased from $1,006,000 or 6%. The decrease results mainly from a decrease in recruiting and relocation expenses for new employees of $101,000 and a decrease in legal fees of $50,000, partially offset by an increase in personnel costs of $100,000.

Interest Expense. Interest expense of $186,000 in 2003 increased from $22,000 in 2002 due to the issuance of Convertible Secured Promissory Notes for $3,000,000 completed in July 2003. The notes along with accrued interest were converted to Preferred Stock in March 2004.

Liquidity and Capital Resources

Since Panacos’ inception, it has financed its operation through private placements of preferred stock, grant and subcontract revenue, and short-term debt and capital lease financing. At December 31, 2004 Panacos had cash and cash equivalents of $4,879,000, up from $477,000 in 2003. During 2004 Panacos completed a Series C Preferred Stock financing of $15,200,000. Panacos believes that it has adequate resources to fund its operations into the first quarter of 2005.

Panacos intends to pursue strategic relationships to provide resources for further development of its product candidates. Panacos cannot forecast with any degree of certainty whether it will be able to enter into a collaboration agreement on favorable terms or at all. Panacos may also seek funding through public or private financings. If Panacos is successful in raising additional funds through the issuance of equity securities, stockholders will experience substantial dilution, or the equity securities may have rights, preferences, or privileges senior to existing stockholders. There can be no assurance that Panacos will be successful in seeking additional capital.

Contractual Obligations

The following table sets forth Panacos’ contractual obligations as of December 31, 2004.

Contractual Obligations	Total	<1 Year	1-3 Years	3-5 Years	>5 Years
Capital lease obligations	$12,470	$7,326	$5,144	$—	$—
Operating leases	2,353,449	307,984	643,803	681,030	720,632
Notes payable – principle	152,014	122,014	—	30,000	—
Other	5,600,000	5,600,000	—	—	—

	$8,117,933	$6,037,324	$648,947	$711,030	$720,632

Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing its business plan, Panacos expects that the primary market risk to which it will be exposed is interest rate risk. It may be exposed to the effects of interest rate changes primarily as a result of debt used to maintain liquidity and fund expansion of its operations. Panacos’ interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve its objectives, Panacos will borrow primarily at fixed rates. It will not enter into interest rate transactions or transactions involving derivative financial instruments for speculative purposes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

Panacos Pharmaceuticals, Inc.

Selected Financial Data

Basic and Diluted Net Loss Per Common Share

Net loss per share is computed based on the guidance of SFAS No. 128, Earnings Per Share, requiring companies to report both basic net loss per common share, which is computed using the weighted average number of common shares outstanding during the period, and diluted net loss per common share, which is computed using the weighted average number of common shares outstanding and the weighted average dilutive potential common shares outstanding using the treasury stock method. However, for all periods presented, diluted net loss per share is the same as basic net loss per share as the inclusion of weighted average shares of common stock equivalents would be anti-dilutive.

The following table summarizes basic and diluted net loss per share available to common stockholders:

Consolidated Summary Financial Data:

(In thousands, except per share data) Unaudited	Years Ended December 31,
	2002	2003	2004
Net loss	$(4,461)	$(4,508)	$(12,038)
Accretion of preferred stock dividends and issuance costs	660	744	1,972

Net loss available to common stockholders	$(5,121)	$(5,252)	$(14,010)

Basic and diluted net loss per share	$(15.89)	$(13.05)	$(14.56)

Weighted average shares used in calculation of basic and diluted net loss per share	322	403	962

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.
Dated: September 28, 2005

	By:	/s/ Peyton J. Marshall
Peyton J. Marshall, Ph.D.
Executive Vice President and Chief Financial Officer